  Exhibit 99.1

AMENDMENT NO. 1 TO LIQUIDATING TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO LIQUIDATING TRUST AGREEMENT dated as of March 30, 2012 (the “Amendment”) is entered into between ICON Capital Corp. a Delaware corporation, as managing trustee (“Managing Trustee”), and NRAI Services, LLC, as resident trustee (“Resident Trustee” and, together with the Managing Trustee, the “Trustees”).

RECITALS:

WHEREAS, the Managing Trustee and Resident Trustee of ICON Income Fund Eight B, L.P., a Delaware limited partnership, entered into a Liquidating Trust Agreement dated as of May 9, 2011 (the "Liquidating Trust Agreement") governing the administration of the Liquidating Trust by the Managing Trustee; and

WHEREAS the parties hereto desire to amend the Liquidating Trust Agreement in order to extend the existence of the Liquidating Trust;

NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Managing Trustee and the Resident Trustee agree to amend the Liquidating Trust Agreement as follows:

1) By deleting the date “May 9, 2016” in Section 4.1 of the Liquidating Trust Agreement and by inserting the date “December 31, 2018” in place thereof:

2) Except as modified herein, all applicable terms and conditions of the Liquidating Trust Agreement remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the terms and conditions of the Liquidating Trust Agreement, the terms and conditions of this Amendment shall govern and control, Capitalized terms used herein, but not otherwise defined herein, shall have the meaning assignment to such term in the Liquidating Trust Agreement.

3) This Amendment may not be amended or modified except by a written instrument signed by the Managing Trustee and the Resident Trustee.

4) This Amendment may be executed in any number of counterparts and via facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

IN WITNESS WHEREOF, the Trustees hereunder have executed this Amendment, as Trustees and not as individuals, as of the date first set forth above.

MANAGING TRUSTEE:
ICON CAPITAL CORP.

By:  /s/Michael A. Reisner
Name: Michael A. Reisner
Title: Co-President and Co-Chief Executive Officer

RESIDENT TRUSTEE:
NRAI SERVICES, LLC

By:  /s/Tina Bonovich
Name: Tina Bonovich
Title: Vice President